UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2015

Dominovas Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-51736	20-5854735
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

1170 Peachtree St., N.E., 12th Floor, Atlanta, GA 30309
(Address of principal executive offices)

(800) 679-1249
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01. Entry into a Material Definitive Agreement

On November 12, 2015, Dominovas Energy Corporation (“we” or the “Company”) entered into an Investment Agreement (the “Investment Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments, LLC (“GHS”). Under the terms of the Investment Agreement, GHS has agreed to provide the Company with up to $7,500,000 of funding upon effectiveness of a registration statement on Form S-. Following effectiveness of the registration statement, the Company shall have the right to deliver puts to GHS and GHS will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall be equal to twice the average of the daily trading volume of the Company’s common stock during the five (5) trading days preceding the put, so long as such amount does not exceed 9.99% of the outstanding shares of the Company. Pursuant to the Investment Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s common stock to GHS that would result in GHS’s beneficial ownership equaling more than 9.99% of the Company’s outstanding common stock.  The price of each put share shall be equal to eighty percent (80%) of the lowest volume weighted price of the Company’s common stock for the Five (5) consecutive trading days preceding the date on which the applicable put is delivered to GHS. No put will be made in an amount lower than $50,000 or greater than $1,500,000, unless otherwise agreed to by GHS in writing. Puts may be delivered by the Company to GHS until the earlier of thirty-six (36) months after the effectiveness of the registration statement on Form S-1 or the date on which GHS has purchased an aggregate of $7,500,000 worth of put shares.

The foregoing information is a summary of the Investment Agreement and the Registration Rights Agreement  involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement, which are attached as exhibits to this Current Report on Form 8-K.  Readers should review the Investment Agreement and the Registration Rights Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 1.02. Termination of a Material Definitive Agreement

On November 12, 2015, the Company terminated the Equity Purchase Agreement and Registration Rights Agreement, entered into with Kodiak Capital Group, LLC, and as reported on Form 8-K on October 21, 2014.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Name

10.1	Investment Agreement between the Company and GHS

10.2	Registration Rights Agreement between the Company and GHS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINOVAS ENERGY CORPORATION

Date: November 16, 2015	By:	/s/ Neal Allen
	Name:	Neal Allen
	Title:	Chairman, President and Chief Executive Officer